Exhibit 10.3

GUARANTY

THIS GUARANTY, is dated as of October 1, 2018, by DANIEL CHON, individually (the “Guarantor”), in favor of AMEDICA CORPORATION, a Delaware corporation (the “Seller”), and is executed in connection with that certain Asset Purchase Agreement, of even date herewith, by and among, Buyer, as buyer, and Seller and US SPINE, INC., a Delaware corporation, collectively, as sellers (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. In consideration of the Seller’s giving, in its discretion, time, credit, or other accommodations to Buyer and its successors in connection with the Agreement, Guarantor agrees as follows:

1. GUARANTY OF PAYMENT AND PERFORMANCE. Until Buyer repays the North Stadium Note in full, the Guarantor hereby guarantees to the Seller the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of (a) all liabilities, agreements, and other obligations of the Buyer to the Seller pursuant to the Agreement and that certain Promissory Note executed by Buyer, as maker, to Seller, as payee, in the original principal amount of Six Million and No/100 Dollars ($6,000,000.00), dated on or about the date hereof, plus (b) the obligations under the North Stadium Note (collectively, the “Obligations”). This Guaranty is an absolute, unconditional, and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Seller first attempt to collect any of the Obligations from the Buyer or resort to any security or other means of obtaining their payment. Should the Buyer default in payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Seller. Payments by the Guarantor hereunder may be required by the Seller on any number of occasions. The obligations of the Guarantor hereunder shall not be released, discharged, or otherwise affected by:

(a) any extension, renewal, settlement, indulgence, compromise, waiver, or release of or with respect to the Obligations or the North Stadium Note or any part thereof or any agreement relating thereto (collectively, the “Loan Documents”), or with respect to any obligation of any other guarantor, obligor, surety, endorser, accommodating party or any other person or entity liable for any of the Obligations (each, an “Obligor” and collectively, the “Obligors”), whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other Obligor;

(b) any modification or amendment of or supplement to the Loan Documents, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations;

(c) any release, surrender, compromise, settlement, waiver, subordination, or modification, with or without consideration, of any collateral securing the Obligations or any part thereof, any other guaranties with respect to the Obligations or any part thereof, or any other obligation of any other Obligor with respect to the Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Obligations;

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(d) any change in the corporate, partnership, limited liability company, or other existence, structure or ownership of the Buyer or any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Buyer or any other Obligor of the Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Buyer or any other Obligor;

(e) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Buyer, any other Obligor, the Seller or any other person or entity, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) the enforceability or validity of the Obligations or any part thereof with respect to Buyer or any other Obligor or the enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Buyer or any other Obligor, for any reason related to the Loan Documents, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Buyer or any other Obligor of any of the Obligations or otherwise affecting any term of any of the Obligations;

(g) the failure of the Seller to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any;

(h) the election by, or on behalf of the Seller, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(i) any borrowing or grant of a security interest by the Buyer, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(j) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Seller for repayment of all or any part of the Obligations; or

(k) any other act or omission to act or delay of any kind by the Buyer, any other Obligor, or any other person or entity or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish the Guarantor’s liability under this Guaranty.

2. GUARANTOR’S AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Seller, on demand, all reasonable costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Seller in connection with the Obligations, this Guaranty, and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum equal to 18% or, if higher, the maximum rate permitted to be paid under applicable law. In no event shall such interest exceed such maximum permitted amount.

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3. UNLIMITED GUARANTY. The liability of the Guarantor hereunder shall be unlimited.

4. SUBROGATION; SUBORDINATION. Until the Obligations have been fully and finally performed and indefeasibly paid in full in cash, the Guarantor (i) shall have no right of subrogation with respect to such Obligations and (ii) waives any right to enforce any remedy which the Seller now has or may hereafter have against the Buyer or any other Obligor, and (iii) waives any benefit of, and any right to participate in, any security or collateral given to the Seller, to secure the payment or performance of all or any part of the Obligations or any other liability of the Buyer to the Seller. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Guarantor hereby expressly and irrevocably (A) subordinates to the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have with respect to the Buyer or any other Obligor until the Obligations are fully and finally performed and indefeasibly paid in full in cash and (B) waives any and all defenses available to a surety, guarantor, or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. The Guarantor acknowledges and agrees that this subordination is intended to benefit the Seller and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Seller and its successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section.

5. FURTHER ASSURANCES. The Guarantor agrees to do all such things and execute all such documents, including financing statements, as the Seller may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Seller hereunder.

6. TERMINATION. Pursuant to Section 2.1(c) of the Agreement, this Guaranty shall terminate immediately upon satisfaction in full of the North Stadium Note.

7. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successor and assigns, and shall inure to the benefit of and be enforceable only by the Seller. The Guarantor shall have no right to assign its rights or obligations hereunder without the written consent of the Seller.

8. AMENDMENTS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Seller and Guarantor.

9. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of Utah. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of Utah or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 11 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

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10. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

11. NOTICE. All notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set forth below, (iii) on the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) on the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto. No notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any other document or to require giving of notice or demand to or upon any person in any other situation or for any reason.

to the Guarantor:

Daniel Chon

c/o CTL Medical

4550 Excel Parkway, Suite 300

Addison, Texas 75001

Fax: (888) 831-4892

with a copy to (which shall not constitute notice):

Carrington, Coleman, Sloman and Blumenthal, LLP

901 Main Street, Suite 5500

Dallas, Texas 75202

Fax: (214) 758-3706

Attn: Amy E. Lott

to the Seller:

Amedica Corporation

1885 West 2100 South

Salt Lake City, Utah 84119

Fax: (801) 839-3601

Attn: David O’Brien, VP, Operations

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Personal delivery to a party or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.

12. CONFIDENTIALITY. Seller shall not, without the Guarantor’s prior written consent, disclose confidential information about the Guarantor (including Guarantor’s financial condition) to rating agencies or any other person or entity, except as required by law or in connection with the enforcement by Seller of this Agreement.

13. JURY WAIVER. EACH OF THE GUARANTOR AND THE SELLER HEREBY IRREVOCABLY WAIVES TRIAL BY JURY AND AGREES THAT NEITHER, INCLUDING ANY ASSIGNEE OR SUCCESSOR, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS GUARANTY, ANY PROMISSORY NOTE, ANY OTHER RELATED AGREEMENTS, ANY COLLATERAL, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NEITHER THE GUARANTOR NOR THE SELLER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE GUARANTOR NOR THE SELLER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty, or, if other than an individual, has caused this Guaranty to be executed and delivered by its duly authorized officer, as an instrument under seal, as of the date appearing on page one hereof.

GUARANTOR:

/s/ Daniel Chon
DANIEL CHON, individually

WITNESSED:

/s/ Fiona Lazarow
Signature of Witness

Fiona Lazarow
Print Name

GUARANTY – Daniel Chon – Signature Page